Exhibit 10.3

COMPASS PATHWAYS PLC
INDUCEMENT NON-QUALIFIED SHARE OPTION AGREEMENT
Name of Optionee:
No. of Option Shares:
Option Exercise Price per Share:    [FMV on Grant Date]
Grant Date:
Vesting Commencement Date:

Expiration Date:
COMPASS Pathways plc (the “Company”) hereby grants to the Optionee named above an option (the “Share Option”) to purchase on or prior to the Expiration Date specified above all or part of the number of Shares specified above at the Option Exercise Price per Share specified above subject to the terms and conditions set forth herein. This Share Option is not issued under the 2020 Share Option and Incentive Plan, as amended through the date hereof (the “Plan”), and does not reduce the share reserve under the Plan. However, for purposes of interpreting the applicable provisions of this Share Option, the terms and conditions of the Plan (other than those applicable to the share reserve) shall govern and apply to this Share Option as if this Share Option had actually been issued under the Plan. This Share Option has been granted as an inducement pursuant to Rule 5635(c)(4) of the Marketplace Rules of The NASDAQ Stock Market LLC, and consequently is intended to be exempt from the NASDAQ rules regarding shareholder approval of equity compensation plans. This Agreement and the terms and conditions of this Share Option shall be interpreted in accordance with and consistent with such exemption. This Share Option is not intended to be an “incentive stock option” under Section 422 of the U.S. Internal Revenue Code of 1986, as amended.
1.Vesting and Exercisability Schedule. No portion of this Share Option may be exercised until such portion shall have vested and become exercisable. Except as set forth below, and subject to the discretion of the Administrator (as defined in Section 2 of the Plan) to accelerate the exercisability schedule hereunder, this Share Option shall become vested and exercisable as follows, so long as Optionee remains an employee of the Company or any Subsidiary on such dates: 25% of this Share Option shall vest and become exercisable upon the first anniversary of the Vesting Commencement Date, and the remaining 75% of this Share Option shall vest and become exercisable in 36 equal monthly installments thereafter.
Once vested and exercisable, this Share Option shall continue to be exercisable at any time or times prior to the close of business on the Expiration Date, subject to the provisions hereof and of the Plan.
2.Manner of Exercise.
(a)The Optionee may exercise this Share Option only in the following manner: from time to time on or prior to the Expiration Date of this Share Option, the Optionee may give written notice to the Administrator of his or her election to purchase some or all of the Option Shares purchasable at the time of such notice. This notice shall specify the number of Option Shares to be purchased.

Exhibit 10.3
Payment of the purchase price for the Option Shares may be made by one or more of the following methods: (i) in cash, by certified or bank check or other instrument acceptable to the Administrator; (ii) through the delivery (or attestation to the ownership) of Shares that have been purchased by the Optionee on the open market or that are beneficially owned by the Optionee and are not then subject to any restrictions under any Company plan and that otherwise satisfy any holding periods as may be required by the Administrator; (iii) by the Optionee delivering to the Company a properly executed exercise notice together with irrevocable instructions to a broker to promptly deliver to the Company cash or a check payable and acceptable to the Company to pay the option purchase price, provided that in the event the Optionee chooses to pay the option purchase price as so provided, the Optionee and the broker shall comply with such procedures and enter into such agreements of indemnity and other agreements as the Administrator shall prescribe as a condition of such payment procedure; (iv) by a “net exercise” arrangement pursuant to which the Company will reduce the number of Shares issuable upon exercise by the largest whole number of shares with a Fair Market Value that does not exceed the aggregate exercise price; or (v) a combination of (i), (ii), (iii) and (iv) above. Payment instruments will be received subject to collection.
The transfer to the Optionee on the records of the Company or of the transfer agent of the Option Shares will be contingent upon (i) the Company’s receipt from the Optionee of the full purchase price for the Option Shares, as set forth above, (ii) the fulfillment of any other requirements contained herein or in the Plan or in any other agreement or provision of laws, and (iii) the receipt by the Company of any agreement, statement or other evidence that the Company may require to satisfy itself that the issuance of Shares to be purchased pursuant to the exercise of Share Options under the Plan and any subsequent resale of the Shares will be in compliance with applicable laws and regulations. In the event the Optionee chooses to pay the purchase price by previously-owned Shares through the attestation method, the number of Shares transferred to the Optionee upon the exercise of the Share Option shall be net of the Shares attested to.
(b)The Shares purchased upon exercise of this Share Option shall be transferred to the Optionee on the records of the Company or of the transfer agent upon compliance to the satisfaction of the Administrator with all requirements under applicable laws or regulations in connection with such transfer and with the requirements hereof and of the Plan. The determination of the Administrator as to such compliance shall be final and binding on the Optionee. The Optionee shall not be deemed to be the holder of, or to have any of the rights of a holder with respect to, any Shares subject to this Share Option unless and until this Share Option shall have been exercised pursuant to the terms hereof, the Company or the transfer agent shall have transferred the shares to the Optionee, and the Optionee’s name shall have been entered as the shareholder of record on the books of the Company. Thereupon, the Optionee shall have full voting, dividend and other ownership rights with respect to such Shares.
(c)Notwithstanding any other provision hereof or of the Plan, no portion of this Share Option shall be exercisable after the Expiration Date hereof.
3.Termination of Employment. If the Optionee’s employment by the Company or a Subsidiary (as defined in the Plan) is terminated, the period within which to exercise the Stock Option may be subject to earlier termination as set forth below.
(d)Termination Due to Death. If the Optionee’s employment terminates by reason of the Optionee’s death, any portion of this Stock Option outstanding on such date, to the extent exercisable on the date of death, may thereafter be exercised by the Optionee’s legal representative or legatee for a period of 12 months from the date of death or until the Expiration Date, if earlier. Any portion of this Stock Option that is not exercisable on the date of death shall terminate immediately and be of no further force or effect.

Exhibit 10.3
(e)Termination Due to Disability. If the Optionee’s employment terminates by reason of the Optionee’s disability (as determined by the Administrator), any portion of this Stock Option outstanding on such date, to the extent exercisable on the date of such termination of employment, may thereafter be exercised by the Optionee for a period of 12 months from the date of disability or until the Expiration Date, if earlier. Any portion of this Stock Option that is not exercisable on the date of disability shall terminate immediately and be of no further force or effect.
(f)Termination for Cause. If the Optionee’s employment terminates for Cause, any portion of this Stock Option outstanding on such date shall terminate immediately and be of no further force and effect. For purposes hereof, “Cause” shall mean, unless otherwise provided in an employment agreement between the Company or any Subsidiary and the Optionee, a determination by the Administrator that the Optionee shall be dismissed as a result of (i) any material breach by the Optionee of any agreement between the Optionee and the Company or any Subsidiary; (ii) the conviction of, indictment for or plea of nolo contendere by the Optionee to a felony or a crime involving moral turpitude; or (iii) any material misconduct or willful and deliberate non-performance (other than by reason of disability) by the Optionee of the Optionee’s duties to the Company or any Subsidiary.
(g)Other Termination. If the Optionee’s employment terminates for any reason other than the Optionee’s death, the Optionee’s disability or Cause, and unless otherwise determined by the Administrator, any portion of this Stock Option outstanding on such date may be exercised, to the extent exercisable on the date of termination, for a period of three months from the date of termination or until the Expiration Date, if earlier.
Any portion of this Share Option that is not vested and exercisable on the date of termination shall, unless otherwise determined by the Administrator, terminate immediately and be of no further force or effect. The Administrator’s determination of the reason for termination of the Optionee’s employment shall be conclusive and binding on the Optionee and his or her representatives or legatees.
4.Incorporation of Plan. As set forth above, this Share Option is not granted pursuant to the Plan. However, for purposes of interpreting the provisions of this Share Option, the terms and conditions of the Plan (other than those applicable to the share reserve, but including the powers of the Administrator set forth in Section 2(b) of the Plan and the treatment of this Share Option upon a Sale Event) shall govern and apply to this Share Option as if this Share Option had actually been issued under the Plan. Capitalized terms in this Agreement shall have the meaning specified in the Plan, unless a different meaning is specified herein.
5.Transferability. This Agreement is personal to the Optionee, is non-assignable and is not transferable in any manner, by operation of law or otherwise, other than by will or the laws of descent and distribution. This Share Option is exercisable, during the Optionee’s lifetime, only by the Optionee, and thereafter, only by the Optionee’s legal representative or legatee.
6.Tax Withholding. The Optionee shall, not later than the date as of which the exercise of this Share Option becomes a taxable event for Federal income tax purposes, pay to the Company or make arrangements satisfactory to the Administrator for payment of any Federal, state, and local taxes required by law to be withheld on account of such taxable event. The Company shall have the authority to cause the required tax withholding obligation to be satisfied, in whole or in part, by withholding from Shares to be issued to the Optionee a number of Shares with an aggregate Fair Market Value that would satisfy the withholding amount due (provided that such amount shall not exceed the maximum statutory tax rate).

Exhibit 10.3
7.UK Taxes. No Shares will be delivered to the Optionee pursuant to the exercise of the Share Option until the Optionee has made arrangements acceptable to the Company for the satisfaction of any applicable domestic or foreign income tax and employment tax of any kind (including, but not limited to, any United Kingdom income tax or National Insurance contributions) required by law to be paid or withheld by the Company or any Subsidiary, including, without limitation, such other tax obligations of the Optionee incidental to the receipt of Shares, together (to the extent legally permissible) with any employer’s (secondary) National Insurance contributions which may arise with respect this Agreement. Upon exercise of the Share Option, the Company or the Optionee’s employer may offset or withhold (from any amount owed by the Company or the Optionee’s employer to the Optionee) or collect from the Optionee an amount sufficient to satisfy such tax or withholding obligations. Furthermore, in the event of any determination that the Company or any Subsidiary has failed to withhold a sum sufficient to pay all taxes due in connection with the Share Option, the Optionee agrees to pay to the Company or the relevant Subsidiary such amount in cash within five (5) days after receiving a written demand from the Company or the relevant Subsidiary to do so, whether or not the Optionee is an employee of the Company or such Subsidiary at that time.
8.Transfer of Burden of Employer’s National Insurance contributions. If the Optionee is tax resident in the United Kingdom (a “UK Participant”), the Optionee agrees with and undertakes to the Company and, if different, to its employer that:
(i)The Optionee’s employer may recover from the Optionee, as set out in Section 3 above, the whole or any part of any employer’s (secondary) National Insurance contributions which may arise with respect to any taxable event arising as a result of this Agreement; and
(ii)The Optionee shall, if requested by the Company, join with its employer in making an election (in a form approved by HMRC under paragraph 3B of Schedule 1 to the Social Security Contributions and Benefits Act 1992) for the transfer to the Optionee of the whole, or such part as the Company may determine, of any liability to employer’s (secondary) National Insurance contributions which may arise with respect to any taxable event arising as a result of this Agreement.
9.No Obligation to Continue Employment. Neither the Company nor any Subsidiary is obligated by or as a result of the Plan or this Agreement to continue the Optionee’s Service Relationship and neither the Plan nor this Agreement shall interfere in any way with the right of the Company or any Subsidiary to terminate the Service Relationship of the Optionee at any time.
10.Integration. This Agreement constitutes the entire agreement between the parties with respect to this Share Option and supersedes all prior agreements and discussions between the parties concerning such subject matter.
11.Data Privacy Consent. In order to administer the Plan and this Agreement and to implement or structure future equity grants, the Company, its subsidiaries and affiliates and certain agents thereof (together, the “Relevant Companies”) may process any and all personal or professional data, including but not limited to Social Security or other identification number, home address and telephone number, date of birth and other information that is necessary or desirable for the administration of the Plan and/or this Agreement (the “Relevant Information”). By entering into this Agreement, the Optionee (i) authorizes the Company to collect, process, register and transfer to the Relevant Companies all Relevant Information; (ii) waives any privacy rights the Optionee may have with respect to the Relevant Information; (iii) authorizes the Relevant Companies to store and transmit such information in electronic form; and (iv) authorizes the transfer of the Relevant Information to any jurisdiction in which the Relevant

Exhibit 10.3
Companies consider appropriate. The Optionee shall have access to, and the right to change, the Relevant Information. Relevant Information will only be used in accordance with applicable law.
12.Notices. Notices hereunder shall be mailed or delivered to the Company at its principal place of business and shall be mailed or delivered to the Optionee at the address on file with the Company or, in either case, at such other address as one party may subsequently furnish to the other party in writing.
COMPASS PATHWAYS PLC
By:
    Title:
The foregoing Agreement is hereby accepted and the terms and conditions thereof hereby agreed to by the undersigned. Electronic acceptance of this Agreement pursuant to the Company’s instructions to the Optionee (including through an online acceptance process) is acceptable.
Dated:
Optionee’s Signature

Optionee’s name and address:

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